As Filed with the Securities and Exchange Commission on December 5, 2003
                                                            Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                     58-1954497
   ------------------------                ------------------------------------
   (State of Incorporation)                (I.R.S. Employer Identification No.)

                   1940 N.W. 67th Place, Gainesville, FL 32653
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

          PERMA-FIX ENVIRONMENTAL SERVICES, INC. 2003 OUTSIDE DIRECTORS
                                   STOCK PLAN

           PERMA-FIX ENVIRONMENTAL SERVICES, INC. 2003 EMPLOYEE STOCK
                                  PURCHASE PLAN

--------------------------------------------------------------------------------
                             (Full Titles of Plans)

                Dr. Louis F. Centofanti, Chief Executive Officer
                              1940 N.W. 67th Place
                           Gainesville, Florida 32653
                                  352-373-4200
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   ----------

                                    Copy to:
                           Irwin H. Steinhorn, Esquire
                             CONNER & WINTERS, P.C.
                        One Leadership Square, Suite 1700
                               211 North Robinson
                          Oklahoma City, Oklahoma 73102

                                   ----------

                                              CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                        Proposed               Proposed
                                  Amount                maximum                 maximum               Amount of
   Title of securities             to be             offering price            aggregate            registration
     to be registered           registered            per share(2)         offering price(2)           fee(2)
----------------------------------------------------------------------------------------------------------------------
       Common Stock            2,500,000 (1)         $1.27 - $2.185           $5,406,625               $437.38
======================================================================================================================

(1) This amount is comprised of (a) 1,000,000 shares representing the maximum number of shares, which are issuable pursuant to the Perma-Fix Environmental Services, Inc. 2003 Outside Directors Stock Plan ("2003 Directors Plan"), and (b) 1,500,000 shares representing the maximum number of shares, which are issuable pursuant to Perma-Fix Environmental Services, Inc.'s 2003 Employee Stock Purchase Plan ("2003 Employee Plan"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of common stock which become issuable under the 2003 Directors Plan and the 2003 Employee Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of shares of the outstanding common stock of the Registrant.

(2) In accordance with Rule 457(c) and (h), the maximum offering price and the calculation of the registration fee are based upon the basis of the average of the high and low prices for the Common Stock on December 1, 2003, of $2.185, as reported on the National Association of Securities Dealers Automated Quotation system (Nasdaq), except with respect to 144,155 shares which are presently covered by outstanding options and common stock issuable in lieu of Director's fees under the 2003 Directors Plan the maximum offering price is determined in accordance with Rule 457(h) on the basis of the exercise price of such outstanding options, as illustrated by the following:

================================================================================
        Number of
    Shares Subject to
    Outstanding Stock
 Options/Directors' Fees        Offering Price              Aggregate
Under 2003 Directors Plan         Per Share              Offering Price
================================================================================
          17,745                    $1.27                  $ 22,536.15
          15,102                    $1.40                  $ 21,142.80
          11,708                    $1.54                  $ 18,030.32
           9,600                    $1.88                  $ 18,048.00
          90,000                    $1.99                  $179,100.00
------------------------------                   -------------------------------
         144,155                                           $258,857.30
================================================================================

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                                Explanatory Note

The Section 10(a) Prospectus being delivered by Perma-Fix Environmental Services, Inc. (the "Company") to certain employees or outside directors of the Company as required by Rule 428 under the Securities Act of 1933, as amended (the "Act"), has been prepared in accordance with the requirements of Form S-8 and relates to shares of common stock, par value $.001 per share, of the Company which have been reserved for issuance pursuant to the 2003 Outside Directors Plan and the 2003 Employees Stock Purchase Plan (together, the "Plans"). Information regarding the Plans required in the Section 10(a) Prospectus is included in the documents being maintained and delivered by the Company as required by Rule 428 under the Act. The Company will provide to the participants of the Plans a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as required by Item 2 of Part I of Form S-8. Upon request, the Company will furnish to the Securities and Exchange Commission or its staff a copy or copies of all the documents included in such file.

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities Exchange Commission are incorporated herein by reference:

      (a) The Company's annual report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 28, 2003;

      (b) The Company's quarterly reports on Form 10-Q for the quarter ended March 31, 2003, filed on May 14, 2003; for the quarter ended June 30, 2003, filed on August 14, 2003; and for the quarter ended September 30, 2003, filed on November 10, 2003;

      (c) The Company's current reports on Form 8-K (Date of Event: February 24, 2003) filed on March 7, 2003; and (Date of Event: June 5, 2003) filed on June 17, 2003; and

      (d) Description of the Company's Common Stock set forth in the Registrant's Form S-1 Registration Statement, No. 33-51874, including any amendment or report filed for the purposes of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. The Registrant's certificate of incorporation and bylaws provide for the indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL.

The Registrant's Restated Certificate of Incorporation provides for the indemnification by the Registrant of its directors and officers to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect). This indemnification is not deemed exclusive of any other rights to which those seeking indemnification might be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. This indemnification will continue as to such person who was a director or officer of the Registrant, but has ceased to be a director or officer and inure to the benefit of the heirs, executors and administrators of such person. The Registrant's bylaws also provide that the Registrant will indemnify any person who was or is a party or has threatened to be made a party to any action by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Restated Certificate of Incorporation of the Registrant limits the liability of its directors to the corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director. Under the Registrant's Restated Certificate of Incorporation, as amended, and as permitted under the Delaware General Corporation Law, directors are not liable to the Registrant or its stockholders for monetary damages arising from a breach of their fiduciary duties as directors. Such provision, however, does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law (relating to liability of directors for unlawful payment of dividend or unlawful stock purchase or redemption); or (iv) for any transaction from which the director derived an improper personal benefit. The director's limitations of liability described above may not limit a director's liability for violation of, or otherwise relieve the Registrant or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies, such as injunctive relief or rescission. However, as a practical matter, equitable remedies may not be available in all situations, and there may be instances in which no effective remedy is available at all.

The foregoing summaries are necessarily subject to the complete text of the statutes, the Restated Certificate of Incorporation and bylaws referred to above, and are qualified in their entirety by reference thereto.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

        Exhibit
        Number                        Description of Document
        -------                       -----------------------
           4.1 Restated Certificate of Incorporation, as amended, of the Registrant(1)

           4.2      Bylaws of the Registrant(2)

           4.3      Specimen Common Stock Certificate(2)

           5        Opinion of Conner & Winters, P.C.

          23.1 Consent of Conner & Winters, P.C. (incorporated into Exhibit 5 hereto)

          23.2      Consent of BDO Seidman, LLP

          24.1      Power of Attorney (see page 5)

          99.1      Perma-Fix   Environmental   Services,   Inc.   2003  Outside
                    Directors Stock Plan(3)

          99.2 Perma-Fix Environmental Services, Inc 2003 Employee Stock Purchase Plan(3)

----------
(1) Filed as Exhibit 3.1 to the Registrant's Form 10-Q for the quarter ended June 30, 2002, filed on August 14, 2002, and is incorporated herein by reference.

(2)   Filed  as  Exhibit  4.3  to  the   Registration   Statement  on  Form  S-1
      (Registration No. 33-51874), filed on September 11, 1992, or and is incorporated herein by reference.

(3) Filed as Exhibits B and C to the Registrant's Proxy Statement relating to the Registrant's 2003 Annual Meeting, filed June 19, 2003, and is incorporated herein by reference.

Item 9. Undertakings.

The Registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            provided,  however,  that the  undertakings  set forth in paragraphs
            (a)(i) and (a)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
            Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered remaining unsold at the termination of the offering.

      (d) That, for purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
            Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the Securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) Insofar as indemnification for liabilities rising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Restated Certificate of Incorporation or Bylaws of the Registrant and the provisions of the laws of the State of Delaware described in Item 6, above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange
            Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expense incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gainesville, State of Florida, on the 5th day of December 2003.

                             PERMA-FIX ENVIRONMENTAL SERVICES, INC.

                             By /s/ Dr. Louis F. Centofanti
                                -------------------------------------
                                Dr. Louis F. Centofanti
                                Chairman of the Board and President

                                Power of Attorney

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DR. LOUIS F. CENTOFANTI and RICHARD T. KELECY, and each or either of them, his or her attorney-in-fact, with the full power of substitution and resubstitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act necessary to be done in connection therewith, as fully to all interests and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his or her substitutes, may lawfully or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933 this report has been signed below by the following persons on behalf of the registrant and in capacities and on the dates indicated.

Signature                                  Title                                 Date
---------                                  -----                                 ----
                                           Chairman of the Board of
/s/ Dr. Louis F. Centofanti                Directors, President, and Chief
                                           Executive Officer                     December 5, 2003
Dr. Louis F. Centofanti                    (Principal Executive Officer)

/s/ Richard T. Kelecy                      Chief Financial Officer
                                           (Principal Financial and              December 5, 2003
Richard T. Kelecy                          Accounting Officer)

/s/ Mark A. Zwecker
                                           Director                              December 5, 2003
Mark A. Zwecker

/s/ Jon Colin                              Director                              December 5, 2003

Jon Colin

/s/ Alfred C. Warrington, IV
                                           Director                              December 5, 2003
Alfred C. Warrington, IV

/s/ Jack Lahav
                                           Director                              December 5, 2003
Jack Lahav

Signature                                  Title                                 Date
---------                                  -----                                 ----
/s/ Joe R. Reeder
                                           Director                              December 5, 2003
Joe R. Reeder


/s/ Charles E. Young                       Director                              December 5, 2003

Charles E. Young